                                                                     EXHIBIT 3.1

================================================================================





                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                             EAST COAST POWER L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY




================================================================================

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             EAST COAST POWER L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY


                                TABLE OF CONTENTS


                                                 ARTICLE 1
                                                DEFINITIONS


1.01     Definitions.....................................................................................1
1.02     Construction....................................................................................8

                                                 ARTICLE 2
                                               ORGANIZATION

2.01     Formation; Construction.........................................................................8
2.02     Name............................................................................................8
2.03     Registered Office; Registered Agent; Principal Office in the United States; Other
         Offices.........................................................................................9
2.04     Purposes........................................................................................9
2.05     Foreign Qualification...........................................................................9
2.06     Term............................................................................................9

                                                 ARTICLE 3
                                   MEMBERSHIP; DISPOSITIONS OF INTERESTS

3.01     Members........................................................................................10
3.02     Representations, Warranties and Covenants......................................................10
3.03     Dispositions of Membership Interests...........................................................12
3.04     Creation of Additional Membership Interest.....................................................15
3.05     Access to Information..........................................................................16
3.06     Confidential Information.......................................................................16
3.07     Liability to Third Parties.....................................................................16
3.08     Certificates...................................................................................16
3.09     Put and Call...................................................................................17

                                                 ARTICLE 4
                                           CAPITAL CONTRIBUTIONS

4.01     Initial Capital Contributions..................................................................18
4.02     Subsequent Capital Contributions...............................................................19
4.03     Return of Contributions........................................................................19
4.04     Loans..........................................................................................19



4.05     Capital Accounts...............................................................................19

                                                 ARTICLE 5
                                               DISTRIBUTIONS

5.01     Distributions..................................................................................20
5.02     Distributions on Dissolution and Winding Up....................................................21
5.03     Allocations....................................................................................21
5.04     True-Up........................................................................................22

                                                 ARTICLE 6
                                                MANAGEMENT

6.01     Management of Company Affairs..................................................................23
6.02     Standards of Performance and Conflicts of Interest.............................................25
6.03     Indemnification................................................................................27
6.04     Officers; Day-to-Day Management................................................................28
6.05     Monitoring Representative......................................................................28

                                                 ARTICLE 7
                                                   TAXES

7.01     Tax Returns....................................................................................29
7.02     Tax Elections..................................................................................29
7.03     Tax Matters Member.............................................................................29

                                                 ARTICLE 8
                                BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

8.01     Maintenance of Books...........................................................................29
8.02     Bank Accounts..................................................................................29

                                                 ARTICLE 9
                                  DISSOLUTION, WINDING-UP AND TERMINATION

9.01     Dissolution....................................................................................30
9.02     Winding-Up and Termination.....................................................................30
9.03     Certificate of Cancellation....................................................................31

                                                ARTICLE 10
                                            GENERAL PROVISIONS

10.01    Offset.........................................................................................31
10.02    Notices........................................................................................31
10.03    Entire Agreement; Superseding Effect...........................................................31
10.04    Effect of Waiver or Consent....................................................................31



10.05    Amendment or Restatement.......................................................................32
10.06    Binding Effect.................................................................................32
10.07    Governing Law; Severability....................................................................32
10.08    Further Assurances.............................................................................32
10.09    Waiver of Certain Rights.......................................................................32
10.10    Characterization of Interests..................................................................32
10.11    Counterparts...................................................................................32

EXHIBIT:

   A        Members
   B        General Valuation Procedure
   C        Form of Certificate

SCHEDULE:

   1        CalPERS Fiduciaries
   2        Reporting Parties
   3        Initial Approved Contracts

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             EAST COAST POWER L.L.C.
                      A Delaware Limited Liability Company


         This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EAST COAST POWER L.L.C. (this "Agreement"), dated as of February 4, 1999 (the "Effective Date"), is adopted, executed and agreed to, for good and valuable consideration, by JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI II"), ENRON CAPITAL & TRADE RESOURCES CORP., a Delaware corporation ("ECT"), and the California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California ("Investor" or "CalPERS").

                                    RECITALS

         1. East Coast Power L.L.C. (the "Company") was formed as a Delaware limited liability company on December 18, 1998 (the "Formation Date"), by the filing of a Certificate of Formation (the "Delaware Certificate") with the Delaware Secretary of State. JEDI II was admitted to the Company as the initial Member, effective as of the Formation Date, pursuant to that certain Limited Liability Company Agreement of the Company, dated as of the Formation Date (the "Original Agreement").

         2. JEDI II, ECT and Investor now desire to amend and restate the Original Agreement in its entirety and, in connection therewith, to evidence the admission of ECT and Investor as Members.

         NOW, THEREFORE, for good and valuable consideration, JEDI II, ECT and Investor hereby amend and restate the Original Agreement as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below (and grammatical variations of such terms have correlative meanings):

              ACQUISITION DATE - the Closing Date as that term is defined in the Transaction Agreement.

              ACT - the Delaware Limited Liability Company Act.

              ACTIVITIES - Section 6.02(b).

              AFFILIATE - with respect to any Person, any other Person controlling, controlled by, or under common control with that first Person. The term "control" and correlative terms includes the possession, directly or indirectly and whether acting alone or in conjunction with others, of the authority to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, (a) Investor shall not be considered to be an Affiliate of Enron or of the Class A Member, and (b) the Company shall not be considered an Affiliate of Enron, for purposes of this Agreement.

              AFFILIATE APPROVALS - Section 6.05.

              AGREEMENT - introductory paragraph.

              ASSIGNEE - any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(b).

              BANKRUPTCY or BANKRUPT - with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors;
         (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through
         (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's assets; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person's consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's assets has been appointed and 90 Days have expired without the appointment's having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

              BAYONNE INTEREST - the partnership interest in Cogen Technologies NJ Venture acquired by ECT pursuant to the Transaction Agreement.

              BAYONNE SELLER NOTES - the meaning specified in the Senior Loan Agreement.

              BRIDGE MATURITY DATE - November 4, 1999.

              BUSINESS DAY - any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the States of New York or Texas are closed.

              CAPITAL ACCOUNT - the account to be maintained by the Company for each Member in accordance with Section 4.05.

              CAPITAL CONTRIBUTION - with respect to any Member, the amount of money and the net agreed value of any assets (other than money) contributed to the Company by the Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

              CERTIFICATES - Section 3.08.

              CLAIM - any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorneys' fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

              CLASS A MEMBER - JEDI II and any other Person hereafter admitted to the Company as a Class A Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Class A Member of the Company.

              CLASS A PREFERENCE AMOUNT - at any time, to the extent not previously distributed to the Class A Member, distributions from the Company equal to the sum of (i) $80,000,000, plus (ii) the amount necessary to provide the Class A Member with an Internal Rate of Return on such $80,000,000 (without duplication of distributions described in clause (i) above (i.e. the return of such $80,000,000), calculated from the Acquisition Date until distributions equal to the full Class A Preference Amount have been made, of (a) 31%, if the full Class B Preference Amounts have been distributed (including deemed distributions) to the respective Class B Members on or before the Bridge Maturity Date, or (b) 21.5%, if the full Class B Preference Amounts have not been distributed (including deemed distributions) to the respective Class B Members on or before the Bridge Maturity Date.

              CLASS B MEMBER - Each of ECT, Investor and any other Person hereafter admitted to the Company as a Class B Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Class B Member of the Company.

              CLASS B PREFERENCE AMOUNT - at any time, to the extent not previously distributed to a Class B Member, distributions (including deemed distributions pursuant to this Agreement) from the Company equal to sum of (i) $25,000,000, plus (ii) interest on such $25,000,000, for the Pre-Conversion Period, at the interest rate payable under the Tranche A-2 Bridge Note, plus (iii) additional interest on such $25,000,000, for the Pre-Conversion Period, equal to 150 basis points per annum, plus (iv) if the full amounts described in clauses (i), (ii) and (iii) above have not been distributed (or deemed distributed) to such Class B Member on or before the Bridge Maturity Date, the amount necessary to provide such Class B Member with an Internal Rate of Return of 12% on such $25,000,000 (without duplication of distributions described in clause (i) above (i.e., the return of such $25,000,000)), calculated from the Acquisition Date until distributions equal to the full Class B Preference Amount have been made; provided, however, that for purposes of calculating the Internal Rate of Return on such $25,000,000, any distributions (or deemed distributions) received pursuant to clause (ii) hereof shall be ignored.

              CODE - the Internal Revenue Code of 1986, as amended.

              COMPANY - Recital 1.

              DAY - a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

              DELAWARE CERTIFICATE -Recital 1.

              DISPOSE, DISPOSING or DISPOSITION - with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof),
         (ii) a conversion of such entity into another type of entity, or (iii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity; and
         (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

              DISSOLUTION EVENT - Section 9.01.

              ECM - Section 6.02.

              ECT - introduction.

              ECT LOAN - the loan in the original principal amount of $25,000,000 from NationsBank, N.A., as Agent, and the Lenders from time to time party thereto, to ECT made on the Acquisition Date.

              EFFECTIVE DATE - introductory paragraph.

              ENCUMBER, ENCUMBERING, or ENCUMBRANCE - the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

              ENRON - Enron Corp., an Oregon corporation.

              EQUITY SUBSCRIPTION AGREEMENT - the meaning specified in the Senior Loan Agreement.

              ERISA - Section 3.02(e).

              FORMATION DATE - Recital 1.

              GOVERNMENTAL AUTHORITY (or GOVERNMENTAL) - a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

              INCLUDING and INCLUDES - including, without limitation.

              INTERNAL RATE OF RETURN - the discount rate at which the present value of a series of future cash flows of an investment equals the cost of the investment, as calculated using the "XIRR" function on Microsoft Excel Version 4.0 or higher or any other acceptable spreadsheet program agreed to in writing by the Members.

              INVESTMENT COMPANY ACT - Investment Company Act of 1940, as amended.

              INVESTOR - introduction.

              INVESTOR GUARANTY - the Guaranty, dated as of February 4, 1999, from Investor in favor of NationsBank, N.A., as Agent and the other Secured Parties referred to therein.

              JEDI II - introduction.

              LAW - any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

              LOAN DOCUMENTS - the collective reference to the Senior Loan Documents and the Subordinated Note Documents.

              LOAN PARTIES - the meaning specified in the Senior Loan Agreement.

              MEMBER - either a Class A Member or a Class B Member, or any Person hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member of the Company.

              MEMBERSHIP INTEREST - with respect to any Member, (a) that Member's status as a Member; (b) that Member's right to receive distributions from the Company; and (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company.

              MONITORING REPRESENTATIVE - the Monitoring Representative designated as provided in Section 6.05.

              NET INCOME -for any period, the excess, if any, of the Company's items of income and gain (other than income and gain allocated pursuant to Section 5.03(c)) for such period over the Company's items of loss and deduction for such period, including items described in Section 705(a)(1)(B) and 705(a)(2)(B) of the Code.

              NET LOSS - for any period, the excess, if any, of the Company's items or loss and deduction for such period over the Company's items of income and gain (other than income and gain allocated pursuant to Section 5.03(c)) for such period, including items described in Sections 705(a)(1)(B) and 705(a)(2)(B) of the Code.

              NET OFFERING PROCEEDS - an amount equal to the proceeds from the sale of the Refinancing Securities minus the sum of the Offering Costs and the Offering Proceeds Repayment Amount.

              OFFERING - the offering, sale and delivery of the Refinancing Securities.

              OFFERING COSTS - with respect to the Offering, commercially reasonable brokerage commissions, underwriting fees and discounts (or initial purchaser fees or discounts in the context of an offering in which resales are to be made pursuant to Rule 144A promulgated pursuant to the Securities Act), legal fees, finder's fees and other similar fees and commissions to the extent, but only to the extent, that such fees and commissions are actually paid to a Person that is not an Affiliate of the Company or Enron and are properly attributable to the Offering; provided that for the purposes of the definition of Net Offering Proceeds, the term "Offering Costs" shall not include such fees and commissions that are paid from sources other than the proceeds of the Offering.

              OFFERING DATE - the date the Refinancing Securities are delivered against payment therefor.

              OFFERING PROCEEDS REPAYMENT AMOUNT - the meaning specified in the Subordinated Loan Agreement.

              ORIGINAL AGREEMENT - Recital 1.

              PERSON - any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

              POST-CONVERSION PERIOD - the period commencing on the Bridge Maturity Date to, but excluding, the date distributions equal to the full Class B Preference Amount have been made to each Class B Member.

              PRE-CONVERSION PERIOD - the period commencing on the Acquisition Date to, but excluding, the earlier of (i) the Bridge Maturity Date and
         (ii) the date distributions equal to the full Class B Preference Amount have been made to each Class B Member.

              PURPA - the Public Utility Regulatory Policies Act of 1978, as amended, the Federal Energy Regulatory Commission's regulations thereunder, and regulatory and judicial interpretations thereof.

              RECORD HOLDER - the Person in whose name a Membership Interest is registered in the books and records of the Company as contemplated in
         Section 3.08.

              REFINANCING SECURITIES - the meaning specified in the Subordinated Loan Agreement.

              SECURITIES ACT - the Securities Act of 1933, as amended.

              SENIOR LENDERS - the meaning specified in the Subordinated Loan Agreement.

              SENIOR LOAN AGREEMENT - the Credit Agreement dated as of February 4, 1999, among the Company, NationsBank N.A., as Agent, and the Lenders from time to time party thereto, as such Credit Agreement may be amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings with the same or different lenders of, or additions to, the arrangements provided in such Credit Agreement.

              SENIOR LOAN DOCUMENTS - the meaning specified in the Subordinated Loan Agreement.

              SENIOR NOTES - the promissory notes of the Borrower outstanding from time to time under the Senior Loan Agreement.

              SHARING RATIOS - shall mean 90% for the Class A Member and 10% for the Class B Members (5% for the Investor and 5% for ECT).

              SUBORDINATED LOAN AGREEMENT - the Credit and Subordination Agreement dated as of February 4, 1999, between Enron and the Company, as such Credit and Subordination Agreement may be amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings with the same or different lenders of, or additions to, the arrangements provided in such Credit and Subordination Agreement.

              SUBORDINATED NOTE DOCUMENTS - the meaning specified in the Subordinated Loan Agreement.

              SUBORDINATED OBLIGATIONS - the meaning specified in the Senior Loan Agreement.

              TERM - Section 2.06.

              TRANCHE A-2 BRIDGE ADVANCE - the meaning specified in the Senior Loan Agreement.

              TRANCHE A-2 BRIDGE NOTE - the meaning specified in the Senior Loan Agreement.

              TRANSACTION AGREEMENT - the Transaction Agreement among Enron Corp., Enron Capital & Trade Resources Corp. and RCM Holdings, Inc., Cogen Technologies Camden, Inc., Camden Cogen Technologies Capital Company, L.P., Cogen Technologies Limited Partners Joint Venture, the Partners of Cogen Technologies Limited Partners Joint Venture and the shareholders of McNair Energy Services Corporation, dated October 25, 1998, as amended by amendments dated November 6, 1998, November 13, 1998, and February 1, 1999.

              UTILITY AFFILIATE - Section 5.04.

              1935 ACT - Section 3.02(f).

Other terms defined herein have the meanings so given them.

         1.02 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to an Exhibit refer to the Exhibit attached to this Agreement, which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (e) references to money or the sign "$" refer to legal currency of the United States of America.

                                    ARTICLE 2
                                  ORGANIZATION

         2.01 FORMATION; CONSTRUCTION. The Company was formed as a Delaware limited liability company by the filing of the Delaware Certificate as of the Formation Date. JEDI II, ECT and Investor hereby continue the Company pursuant to the terms and conditions of this Agreement.

         2.02 NAME. The name of the Company shall continue to be "East Coast Power L.L.C.", and all Company business must be conducted in that name or such other names that comply with Law as the Class A Member may select.

         2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Company may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Company may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Company may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Company shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Company may designate. The Company shall notify each Member of any change in the registered office, the registered agent, or the street address of the principal office of the Company.

         2.04 PURPOSES. The purposes of the Company are to engage in the acquisition, development, lease, ownership and sale (directly or indirectly through one or more subsidiary entities), and the operation, maintenance, financing, modification, and expansion, of electric power, steam, water and other utility production and related steam consumption assets and any real or personal property associated therewith, including the Bayonne Plant (as defined in the Transaction Agreement), the Linden Plant (as defined in the Transaction Agreement), the Camden Plant (as defined in the Transaction Agreement) and the other assets acquired by the Company and its subsidiaries pursuant to the Transaction Agreement, the purchasing, ownership, use, transmission, marketing and sale of any input, output or right associated therewith, and all actions incidental, necessary or appropriate to the foregoing that may be engaged in by a limited liability company formed under the Act.

         2.05 FOREIGN QUALIFICATION. The Company shall qualify as a foreign limited liability company in New Jersey. Prior to the Company's conducting business in any jurisdiction other than Delaware or New Jersey, the Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.06 TERM. The period of existence of the Company (the "Term") commenced on the Formation Date and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with
Section 10.03.

                                    ARTICLE 3
                      MEMBERSHIP; DISPOSITIONS OF INTERESTS

         3.01 MEMBERS. (a) JEDI II was admitted to the Company as the initial Member, effective as of the Formation Date, pursuant to the Original Agreement.

         (b) Effective as of the Effective Date, there are hereby created two classes of Members in the Company, Class A Members and Class B Members, and each shall have the respective rights accorded it under this Agreement. JEDI II's Membership Interest is hereby converted into that of the initial Class A Member, and ECT and Investor are hereby admitted as the initial Class B Members. Each of ECT and Investor initially shall own 50% of the interests of the Class B Members.

         3.02 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Member hereby represents, warrants and covenants to the Company and each other Member that the following statements are true and correct as of the Effective Date (and, in the case of Section 3.02(e), shall remain true and correct for so long as it is a Member):

              (a) that Member is duly incorporated, organized or formed (as applicable), validly existing and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation; if required by applicable Law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken;

              (b) that Member has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of that Member enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

              (c) that Member's authorization, execution, delivery and performance of this Agreement do not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which that Member is a party, or (C) any Law to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority, unless such requirement has already been satisfied;

              (d) that Member is not required to register as an "investment company" within the meaning of the Investment Company Act;

              (e) in the case of Investor, (i) ownership of a Membership Interest by it may be treated as ownership by one person for purposes of Section 3(c)(1)(A) of the Investment

         Company Act of 1940, and (ii) it is a governmental plan, as such term is defined in Section 3(32) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

              (f) in the case of a Class B Member or a Person to which a Class B Member Membership Interest is Disposed:

                  (i) it is acquiring its Membership Interest for its own
              account and not with a view to the resale or distribution of all or any part thereof in violation of applicable securities Laws; it understands that the Membership Interest being acquired by it has not been registered under the Securities Act or applicable state securities Laws and, therefore, it will be necessary for it to continue to hold the Membership Interest being acquired by it and continue to bear the economic risk of the investment therein unless and until the offering and sale of such Membership Interest by it are registered or qualified under the Securities Act and applicable state securities Laws or an exemption from registration or qualification is available;

                  (ii) it understands that it may not sell or transfer its
              Membership Interest, except in accordance with Section 3.03;

                  (iii) it acknowledges that it has no right to require the
              Company to register or qualify the offering and sale of its Membership Interest under the Securities Act or any applicable state securities Laws;

                  (iv) it has carefully reviewed this Agreement and any other relevant information furnished to it in writing by the Class A Member and its Affiliates, and it understands the risks of, and other considerations relating to, an investment in its Membership Interest;

                  (v) it has been furnished all materials, if any, that it
              requested relating to the Company and the purchase of Membership Interests, and it has been afforded the opportunity to obtain any additional information and to ask all questions it deemed necessary regarding information about Membership Interests, the Company, the Class A Member, its Affiliates, and the Company's business activities, and the Class A Member has given it such answers concerning those matters as it deems sufficient to make an informed investment decision with respect to its investment in the Company;

                  (vi) it has such knowledge and experience (based on actual participation) in financial and business matters that it is capable of evaluating the merits and risks of an investment in Membership Interests and of making an informed investment decision;

                  (vii) it understands that any information furnished to it
              concerning the federal income tax consequences arising from an investment in the Company is necessarily general in nature, and the specific tax consequences to it of an investment in the Company will depend on its individual circumstances, and it affirms that it has been advised to seek appropriate legal counsel with respect to such tax consequences;

                  (viii) it understands that the Class A Member and the Company are relying on its representations and warranties in selling the Membership Interests or recognizing their transfer without registration under the securities Laws;

                  (ix) in the case of Class B Members other than the ECT, at the time of its investment in the Company and at all times while it remains a Member it (A) does not and will not own or operate any facility used for the generation, transmission or distribution for sale of electric energy or any facility used for the retail distribution of natural or manufactured gas, each within the meaning of the Public Utility Holding Company Act of 1935, as amended and the rules and regulations of the Securities and Exchange Commission thereunder (the "1935 Act"), (B) is not and will not be an "electric utility company" or a "gas utility company" within the meaning of the 1935 Act, (C) is not and will not be (1) a "holding company," (2) a "subsidiary company," an "affiliate" or "associate company" of a "holding company" or (3) an "affiliate" of a "subsidiary company" of a "holding company," each within the meaning of the 1935 Act, and (D) is not and will not be subject to regulation as a public utility, public utility holding company (except to the extent certain acquisitions may be subject to the regulatory approval of the Securities and Exchange Commission pursuant to Section 9(a)(2) of the 1935 Act) or public service company (or similar designation) by any Governmental Authority;

                  (x) in the case of Class B Members other than Investor, if such Class B Member has or may have or does at any time have, more than 10% of the aggregate Sharing Ratio of the Company, that, at the time of its investment in the Company and at all times during the existence of the Company, no facts do or will exist with respect to such Class B Member that will deprive the Company of an exemption from the Investment Company Act of 1940 by reason of
              Section 3(c)(1) thereof; and

                  (xi) at the time of its investment in the Company and at all times while it remains a Member, such Class B Member does not and will not constitute an employee benefit plan (as defined in Section 3(3) of ERISA), or a plan (as defined in Section 4975(e) of the Code), or a trustee of any such plan acting on behalf of such plan, or an entity whose underlying assets include plan assets by reason of a plan's investment in the entity other than a governmental plan (as defined in Section 3(32) of ERISA or Section 414(d) of the Code); and if it constitutes a governmental plan, such Class B Member does not treat itself as subject to the Department of Labor Regulations Section 2510.3-101 or interpret applicable state law as incorporating similar rules.

         3.03 DISPOSITIONS OF MEMBERSHIP INTERESTS. (a) GENERAL RESTRICTION. A Member may not Dispose of all or any portion of its Membership Interest except by complying with all of the following requirements: (i) such Member must obtain the consent of the other Members; provided, however, that no such consent shall be required for a Disposition of a Membership Interest by (A) the Class A Member or ECT to Enron or any of its wholly-owned Affiliates or (B) the Class A Member or ECT if, in connection therewith, the Membership Interest of Investor (and, at the election of ECT, the Membership Interest of ECT) is redeemed by the Company or acquired by the Class A Member, Enron, an Affiliate of the Class A Member or Enron, or a third party designated by the Class A Member in accordance with Exhibit B; (ii) such Member must comply with the requirements of Section 3.03(c), Section 3.08 and, if the Assignee is to be admitted as a Member, Section 3.03(b) and (iii) such Disposition must not cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA, unless the Class A Member determines in its reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members. (References in this Section 3.03 to Dispositions of a "Membership Interest" shall also refer to Dispositions of a portion of a Membership Interest.) Any attempted Disposition of a Membership Interest, other than in strict accordance with this Section 3.03, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Section 3.03 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (A) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (B) the uniqueness of the Company's business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 3.03 may be enforced by specific performance.

         (b) ADMISSION OF ASSIGNEE AS A MEMBER. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interest so transferred to such Assignee, only if (i) the Disposing Member making the Disposition has granted the Assignee either (A) the Disposing Member's entire Membership Interest or (B) the express right to be so admitted; and (ii) such Disposition is effected in strict compliance with this Section 3.03.

         (c) REQUIREMENTS APPLICABLE TO ALL DISPOSITIONS AND ADMISSIONS. In addition to the requirements set forth in Sections 3.03(a), 3.03(b) and 3.08 any Disposition of a Membership Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that the non-Disposing Members, in their sole and absolute discretion, may waive any of the following requirements:

             (i) DISPOSITION DOCUMENTS. The following documents must be delivered to the non-Disposing Members and must be reasonably satisfactory, in form and substance, to the non-Disposing Members:

                 (A) DISPOSITION INSTRUMENT. A copy of the instrument pursuant to which the Disposition is effected.

                 (B) RATIFICATION OF THIS AGREEMENT. An instrument, executed by the disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(c)(i)(A): (I) the notice address of the Assignee; (II) the portion of the Membership Interest to be held after the Disposition by the Disposing Member and its Assignee (which together must total the Membership Interest of the Disposing

             Member before the Disposition); (III) the Assignee's ratification of this Agreement and agreement to be bound by it, and its affirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; and (IV) representations and warranties by the Disposing Member and its Assignee that the Disposition and admission are being made in accordance with all applicable Laws.

                 (C) SECURITIES LAW OPINION. Unless the Membership Interest
             subject to the Disposition is registered under the Securities Act and any applicable state securities Law, a favorable opinion of the Company's legal counsel, or of other legal counsel acceptable to the non-Disposing Members (which in the case of Investor, may be its internal counsel), to the effect that the Disposition and admission are being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws; provided, however, that this Section 3.03(c)(i)(c) shall not apply to a Disposition by the Class A Member to one of its Affiliates.

             (ii) PAYMENT OF EXPENSES. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, including the reasonable legal fees incurred in connection with the legal opinion referred to in Section 3.03(c)(i)(C), on or before the tenth Day after the receipt by that Person of the Company's invoice for the amount due.

             (iii) NO RELEASE. No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

         (d) If Investor is required by law or regulation enacted or adopted or court decision rendered following the Effective Date to divest itself of all or any part of its Membership Interest and delivers to the Company an opinion of legal counsel reasonably acceptable to the Class A Member (which may be Investor's internal counsel) to that effect, then subject to the provisions of this Section 3.03(d), Investor may assign all or that part of its Membership Interest to the Class A Member or its designee or to a third party (which may include another Member) reasonably acceptable to the Class A Member at a price to be mutually determined between Investor and the Class A Member or such designee or third party, as applicable. If within 120 days following the occurrence of an event specified in this Section 3.03(d), Investor is unable to make such assignment on terms reasonably acceptable to it, the Company will redeem or (at the election of the Class A Member) Enron, an Affiliate of Enron or a third party designated by Enron will purchase, the Membership Interest of Investor (and, at the election of the Class A Member, the Membership Interest of ECT) in accordance with Exhibit B.

         (e) (i) If any of the representations set forth in Section 3.02(f)
(ix), (x) or (xi) becomes false with respect to any Class B Member, such Class B Member, as soon as practicable after the occurrence of any event that makes such representation untrue (a "Trigger Event"), shall assign all of its Membership Interest, effective for all purposes as of the close of Company business on the day prior to the occurrence of the Trigger Event (the "Repurchase Date"), to any Person (which may include another Class B Member) reasonably acceptable to the Class A Member. If the Disposition of the Membership Interest of such Class B Member has not been effected on or before the expiration of 60 days following the Trigger Event, the Class A Member shall have the option, exercisable by notice to such Class B Member on or before the 90th day following the Trigger Event, to purchase (or to cause one of its Affiliates or a third party designated by it to purchase) the Membership Interest of such Class B Member, effective as of the Repurchase Date, at the higher of (A) the price determined in accordance with Exhibit B and (B) the cash price offered for such Membership Interest by a third party unrelated to any Member pursuant to a bona fide written offer therefor executed by that third party, which offer does not contain any financing condition (other than customary conditions in a firm commitment letter from a responsible financial institution), and a copy of which offer must have been delivered to the Class A Member on or before the 75th day following the occurrence of such Trigger Event. On the third Business Day following the determination of the price in accordance with Exhibit B, the Class A Member or its designated Affiliate or third party shall pay to the owner of such Membership Interest the price therefor determined in accordance with this Section 3.02(e)(i) and the consideration described in
Section 3.02(e)(ii), whereupon that Membership Interest shall become the property of the Class A Member or its designated Affiliate or third party, and such other Class B Member shall cease to be a Member, all effective as of the Repurchase Date.

         (ii) The purchase price for any Membership Interest acquired by the Class A Member or its designated Affiliate or third party upon the exercise of the option granted in Section 3.03(e)(i) shall be payable in cash.

         (iii) Notwithstanding any purchase of its Membership Interest pursuant to Section 3.03(e)(i), any Class B Member or former Class B Member whose representations given in Section 3.02(f) (ix), (x) or (xi) became false shall be liable to the Company and the Class A Member for any damages caused to the Company, the Class A Member or any Affiliate of either thereof arising out of or related to any such representation being false at any period.

         3.04 CREATION OF ADDITIONAL MEMBERSHIP INTERESTS. Additional Membership Interests may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as Members, with the unanimous consent of the existing Members, on such terms and conditions as the existing Members may unanimously determine at the time of admission. The terms of admission or issuance may provide for the creation of different classes or groups of Members having different rights, powers, and duties. The Class A Member may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by the Class A Member (if the consent described in the first sentence of this Section 3.04 has already been obtained). Any such admission is effective only after the new Member has executed and delivered to the Members an instrument containing the notice address of the new Member, the new Member's ratification of this Agreement and agreement to be bound by it, and its affirmation that the representations and warranties in Section 3.02 are true and correct with respect to it. The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or admissions of Assignees in connection therewith, such matters being governed by Section 3.03.

         3.05 ACCESS TO INFORMATION. Each Member shall be entitled to receive any information that it may reasonably request concerning the Company; provided, however, that this Section 3.05 shall not obligate the Company or any Member to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all times during usual business hours to inspect the assets of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, attorney or other consultant so designated. The Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Member's behalf. Confidential information obtained pursuant to this
Section 3.05 shall be subject to the provisions of Section 3.06.

         3.06 CONFIDENTIAL INFORMATION. (a) The Members acknowledge that, from time to time, they may receive information from or regarding the Company, the Class A Member, Enron or Enron's Affiliates (each a "Subject Person") in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Subject Person or to Persons with which it does business. Unless the Subject Person (the Class A Member if the Company is the Subject Person) consents otherwise, each Member shall hold in strict confidence and not use (except for matters involving the Company) any information it receives regarding the Subject Person that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) required by Law or applicable stock exchange regulations (but the Member must notify the Subject Person (the Class A Member if the Company is the Subject Person) promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Interest may be Disposed as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 3.06, or (iii) of information that is publicly available or that such Member also has received from a source independent of the Subject Person that the Member reasonably believes obtained that information and disclosed it to that Member without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 3.06 may cause irreparable injury to the Subject Person for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 3.06 may be enforced by specific performance, including specifically through injunctive relief. The provisions of this Section
3.06 may be specifically enforced by any applicable Subject Person.

         (b) The provisions of this Section 3.06 shall terminate on the earlier of (i) the second anniversary of the end of the Term and (ii) with respect to any Member that ceases to be a Member, the second anniversary of the date such Member ceases to be a Member.

         3.07 LIABILITY TO THIRD PARTIES. No Member shall be liable for the debts, obligations or any other liabilities of the Company of whatever nature, whether now existing or arising in the future.

         3.08 CERTIFICATES. (a) Certificates ("Certificates") evidencing the Membership Interests shall be in the form attached as Exhibit C. The Company shall issue to each Member a Certificate certifying the Membership Interest (and the class and Sharing Ratio of such Membership Interest) held by such Member. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name.

         (b) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Membership Interests. The Company shall not recognize transfers of Membership Interests unless the same are effected in compliance with Section 3.03 and in the manner described in this Section 3.08. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of Section 3.08(c), the Company shall issue, in the name of the holder or the designated Assignee or Assignees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same class and the same aggregate Sharing Ratio of Membership Interest as was evidenced by the Certificate so surrendered.

         (c) The Company shall not recognize any transfer of a Membership Interest until the Certificate evidencing such Membership Interest is surrendered to the Company for registration of transfer and the requirements of
Section 3.03 have been satisfied. No charge shall be imposed for such transfer; provided, however, that, as a condition to the issuance of any new Certificate under this Section 3.08, the Company may require the payment of a sum sufficient to cover any tax or other Governmental charge that may be imposed with respect thereto.

         (d) If the Assignee has the right, pursuant to Section 3.03(b), to be admitted to the Company as a Member, such Assignee shall become a Member when such transfer and admission is reflected in the books and records of the Company.

         (e) Each distribution in respect of a Membership Interest shall be paid by the Company only to the Record Holder thereof as of the date of such distribution, unless otherwise directed by the Record Holder. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of assignment or otherwise.

         (f) If any mutilated Certificate is surrendered to the Company, then the Company shall issue a new Certificate evidencing the same class and Sharing Ratio of Membership Interest as the Certificate so surrendered. Upon delivery by the Record Holder of an affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen, the Company shall issue a new Certificate evidencing the same class and Sharing Ratio of Membership Interest as the Certificate that was lost, destroyed or stolen.

         3.09 PUT AND CALL. (a) Investor may at its option require the Class A Member to purchase (which purchase may, at the option of the Class A Member, be made through a redemption by the Company or a purchase by the Class A Member, an Affiliate of the Class A Member or a third party designated by the Class A Member) all (but not part) of Investor's Membership Interest effective on a date (that date or any date similarly designated under Section 3.09(c) called the "Option Exercise Date") that is (i) the fifth anniversary of the Effective Date or (ii) the first day of any calendar year thereafter, as provided in this
Section 3.09. To exercise this option, Investor must give the Class A Member notice of the exercise (an "Option Exercise Notice") on or before the 180th day prior to the Option Exercise Date.

         (b) Promptly after receipt of an Option Exercise Notice from Investor, the Class A Member shall notify ECT in writing of the receipt of the Option Exercise Notice and shall afford ECT the option, exercisable for a period of fifteen Business Days following receipt of such notice from the Class A Member, to (i) require the Class A Member to purchase (which purchase may, at the option of the Class A Member, be made through a redemption by the Company or a purchase by the Class A Member, an Affiliate of the Class A Member or a third party designated by the Class A Member) all (but not part) of ECT's Membership Interest effective on the Option Exercise Date, or (ii) remain as a Class B Member of the Company. A failure to respond to the notice given by the Class A Member within the fifteen Business Day period described above shall constitute an election by ECT to remain a Class B Member of the Company.

         (c) The Class A Member may at its option cause the Company to redeem from Investor, or require Investor to sell to the Class A Member (or an Affiliate of the Class A Member or a third party designated by the Class A Member), all (but not part) of such Investor's Membership Interest effective on an Option Exercise Date that is (i) the fifth anniversary of the Effective Date or (ii) the first day of any calendar year thereafter, as provided in this
Section 3.09. To exercise this option, the Class A Member must give Investor notice of the exercise on or before the 180th day prior to the Option Exercise Date.

         (d) The price for any redemption or purchase and sale of a Membership Interest under this Section 3.09 shall be the amount determined in accordance with Exhibit B. The purchase price shall be payable in cash. On the Option Exercise Date (or if that day is not a Business Day, on the next succeeding Business Day), the Company, the Class A Member (or its designated Affiliate or third party) shall pay the redemption or purchase price to the applicable Class B Member, and if such interest is purchased, the Class A Member (or its designated Affiliate or third party) automatically shall become the owner of that Membership Interest and such Class B Member shall cease to be a Member in the Company, effective as of the Option Exercise Date.


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

         4.01 INITIAL CAPITAL CONTRIBUTIONS. Each Member shall make the following initial Capital Contributions:

         (a) On the Effective Date, Investor shall make a Capital Contribution by execution of the Investor Guaranty. Investor agrees that, as between Investor and the Company, Investor shall be responsible for the payment to the Senior Lenders of the principal of and interest on the Tranche A-2 Bridge Advances as provided in the Investor Guaranty. The Members agree that the value of the Capital Contribution made by Investor is $25,000,000.

         (b) Within one Day after the Effective Date, ECT, at its option, shall make a contribution to the Company of (i) $994,800.01 plus the Bayonne Interest, and the Company shall assume ECT's obligations under the Bayonne Seller Notes, pursuant to assignment documentation acceptable to ECT and to the other Members, or (ii) $25,000,000. The Members agree that the value of the Capital Contribution to be made by ECT is $25,000,000.

         4.02 SUBSEQUENT CAPITAL CONTRIBUTIONS. (a) On the earliest to occur of
(i) the Offering Date, (ii) the Bridge Maturity Date and (iii) the date such contribution is required under the Equity Subscription Agreement, JEDI II shall make an additional Capital Contribution in the amount of $80,000,000; provided, however, that if the Net Offering Proceeds exceed the sum of (x) the Class B Preference Amount for both Class B Members and (y) the full amount of the Subordinated Obligations, then the additional Capital Contribution required under this Section 4.02(a) shall be reduced by the amount of such excess.

         (b) Except as provided in Section 4.02(a), no Member shall have any obligation to make any additional Capital Contributions.

         (c) No Class B Member may make any additional Capital Contributions without the consent of the Class A Member. A Class A Member may make additional Capital Contributions (i) without the consent of any other Member and (ii) without offering to any other Member the opportunity to make such Capital Contributions.

         4.03 RETURN OF CONTRIBUTIONS. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions. A Member is not entitled to be paid interest in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or assets to the Company to enable the Company to return any Member's Capital Contributions.

         4.04 LOANS. No Member may make any loans to the Company without the consent of the Class A Member; provided, however, that subject to Section 6.01(b), the Company may obtain loans from the Class A Member, its Affiliates or any other Persons (a) without the consent of any other Member, (b) without offering to any other Member or any Affiliate of another Member the opportunity to make such loans, and (c) without accounting to, or sharing the results or profits of such contracts or arrangements with, the Company, its subsidiaries, any other Member or any Affiliate of another Member. Notwithstanding the foregoing, any such loan must satisfy the following requirements: (a) it must not subject any Member to personal liability for its repayment (unless the Member expressly agrees to guarantee the loan); and (b) if the loan is made by the Class A Member or its Affiliates, its terms (including the interest rate) must be no less favorable to the Company than the Company could have obtained from Persons who are not Affiliated with the Members. A loan described in this
Section 4.04 shall bear interest at a rate determined by the Class A Member from the date of the advance until the date of payment and is not a Capital Contribution.

         4.05 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Member. Each Member's Capital Account shall be increased by
(a) the amount of money contributed by that Member to the Company, (b) the fair market value of property (including the Investor Guaranty) contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (c) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i), and shall be decreased by (d) the amount of money distributed to that Member (or in the case of the Investor, amounts paid to the Senior Lenders on behalf of the Investor) by the Company, (e) the fair market value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under
Section 752 of the Code), (f) allocations to that Member of expenditures of the Company described (or treated as described) in Section 705(a)(2)(B) of the Code, and (g) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding items described in (f) above and loss or deduction described in Treasury Regulation Section 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii). The Members' Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(g). Thus, the Members' Capital Accounts shall be increased or decreased to reflect a revaluation of the Company's property on its books based on the fair market value of the Company's property on the date of adjustment immediately prior to (A) the contribution of money or other property to the Company by a new or existing Member as consideration for a Membership Interest or an increased Sharing Ratio, (B) the distribution of money or other property by the Company to a Member as consideration for a Membership Interest, or (C) the liquidation of the Company. Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).


                                    ARTICLE 5
                                  DISTRIBUTIONS

         5.01 DISTRIBUTIONS. Distributions to the Members shall be made as follows:

         (a) From the Effective Date until the earlier to occur of (i) the Offering Date and (ii) the Bridge Maturity Date, the Company shall (A) make a distribution to Investor from time to time by paying to the Senior Lenders, on Investor's behalf, any accrued and unpaid interest on the Tranche A-2 Bridge Note then due and payable (each an "Interest Payment"), thereby reducing Investor's obligations under the Investor Guaranty by a like amount, and (B) make a distribution of any cash it is permitted to distribute under the Loan Documents (1) to the Class B Members (other than the Investor) in an amount equal to the amount described in (A), and (2) to the Class B Members, pro rata, up to the accrued but unpaid portion of the amount specified in clauses (ii) and
(iii) of the definition of "Class B Preference Amount" less, amounts described in clauses (A) and (B)(1) of this Section 5.01(a).

         (b) On (or within one Day after) the Offering Date, the Company shall distribute to each of the Class B Members 25% of the Net Offering Proceeds until each Class B Member has received the Class B Preference Amount; provided, however, that Investor directs the Company to pay up to the full amount of any such distribution, on Investor's behalf, (i) to the Senior Lenders to the extent necessary to pay any principal of and interest on the Tranche A-2 Bridge Note then outstanding and

(ii) to the Company to the extent necessary to reimburse it for any principal of and interest on the Tranche A-2 Bridge Note otherwise paid by the Company on Investor's behalf.

         (c) From and after the Bridge Maturity Date (and after the Offering Date if the Offering Date has occurred and each of the Class B Members has not received distributions equal to the Class B Preference Amount), the Company shall distribute, at such times as may be determined by the Class A Member but no less often than once each calendar quarter, any cash it is permitted to distribute under the Loan Documents (other than reasonable reserves and other amounts the Class A Member determines are necessary or appropriate for the expected business needs of the Company) to the Class B Members, pro rata, until each Class B Member has received the Class B Preference Amount.

         (d) After each of the Class B Members has received distributions equal to the Class B Preference Amount, the Company shall distribute, at such times as may be determined by the Class A Member, any cash it is permitted to distribute under the Loan Documents (other than reasonable reserves and other amounts the Class A Member determines are necessary or appropriate for the expected business needs of the Company) to the Class A Member until the Class A Member has received distributions equal the Class A Preference Amount.

         (e) After the Class A Member has received distributions equal to the Class A Preference Amount, the Company shall distribute, at such times as may be determined by the Class A Member, any cash it is permitted to distribute under the Loan Documents (other than reasonable reserves and other amounts the Class A Member determines are necessary or appropriate for the expected business needs of the Company) to the Members in accordance with the Sharing Ratios.

         5.02 DISTRIBUTIONS ON DISSOLUTION AND WINDING UP. Upon the dissolution and winding up of the Company, all available proceeds distributable to the Members as determined under Section 10.02 shall be distributed as follows:

         (a) The proceeds shall be distributed first to the Class B Members until each Class B Member has received the Class B Preference Amount.

         (b) After the Class B Members have received distributions equal to the Class B Preference Amount, proceeds shall be distributed to the Class A Members until the Class A Members have received distributions equal the Class A Preference Amount.

         (c) After the Class A Members have received distributions equal to the Class A Preference Amount, proceeds shall be distributed in accordance with the Sharing Ratios.

         5.03 ALLOCATIONS. (a) Except as may be required by Code Section 704(c) and Treasury Regulation Section 1.704-1(b)(2)(iv)(d)(3), Net Income shall be allocated as follows:

              (i) First, to the Class A Member until the cumulative amount of Net Income allocated pursuant to this Section 5.03(a)(i) for the current taxable period and all prior taxable periods equals the cumulative amount of Net Loss, if any, allocated pursuant to Section 5.03(b)(iv) for all prior taxable periods.

              (ii) Next, to the Class B Members until the cumulative amount of Net Income allocated pursuant to this Section 5.03(a)(ii) for the current taxable period and all prior taxable periods equals, the sum of the amounts described in clauses (ii), (iii) and (iv) of the definition of Class B Preference Amount, plus the cumulative amount of Net Loss, if any, allocated pursuant to Section 5.03(b)(iii) for all prior taxable periods;

              (iii) Next, to the Class A Member until the cumulative amount of Net Income allocated pursuant to this Section 5.03(a)(iii) for the current taxable period and all prior taxable periods equals the amount described in clause (ii) of the definition of Class A Preference Amount, plus the cumulative amount of Net Loss, if any, allocated pursuant to Section 5.03(b)(ii) for all prior taxable periods ; and

              (iv) Thereafter, to the Members in accordance with the Sharing Ratios.

         (b) Except as may be required by Code Section 704(c) and Treasury Regulation Section 1.704-1(b)(2)(iv)(d)(3), Net Loss shall be allocated as follows:

              (i) First, to the Members in accordance with the Sharing Ratios until the cumulative amount of Net Loss allocated pursuant to this Section 5.03(b)(i) for the current taxable period and all prior taxable periods equals the cumulative amount of Net Income, if any, allocated pursuant to Section 5.03(a)(iv) for all prior taxable periods;

              (ii) Next, to the Class A Member until the cumulative amount of Net Loss allocated pursuant to this Section 5.03(b)(ii) for the current taxable period and all prior taxable periods equals the cumulative amount of Net Income, if any, allocated pursuant to Section 5.03(a)(iii) for all prior taxable periods;

              (iii) Next, to the Class B Members until the cumulative amount of Net Loss allocated pursuant to this Section 5.03(b)(iii) for the current taxable period and all prior taxable periods equals, the cumulative amount of Net Income, if any, allocated pursuant to Section 5.03(a)(ii) for all prior taxable periods; and

              (iv) Thereafter, to the Class A Member.

         5.04 TRUE-UP. In order to ensure that, in the aggregate, no "electric utility company" or affiliate of an "electric utility company," each as defined in the Federal Power Act (each, a "Utility Affiliate"), receives in excess of a fifty percent (50%) derivative share of the "stream of benefits" (as such term is used by the Federal Energy Regulatory Commission in applying the "QF Ownership Criteria") from the Company, to the extent that any provision of this Agreement results or has resulted in an allocation or payment to the Utility Affiliate or to the extent that any payment under any other agreement is determined or has been determined to be included in the "stream of benefits" attributable to the Utility Affiliate such that the portion of the "stream of benefits" attributable to the Utility Affiliate would exceed fifty percent (50%) of the aggregate "stream of benefits" of the Company, then unless the Class A Member determines in its reasonable discretion that failure to satisfy the QF Ownership Criteria would not materially adversely affect the Company or its Members, the Utility Affiliate shall pay over to the other Members that are not Utility Affiliates (in proportion to their respective Sharing Ratios) such amounts as is necessary so that the portion so attributable to the Utility Affiliate shall not exceed fifty percent (50%).

                                    ARTICLE 6
                                   MANAGEMENT

         6.01 MANAGEMENT OF COMPANY AFFAIRS. (a) Except for the day-to-day management duties delegated to the officers of the Company pursuant to Section
6.04 (which the Class A Member shall oversee) and for situations in which the approval of other Members is expressly required by this Agreement or by non-waivable provisions of applicable Law, the Class A Member shall have full, complete, and exclusive authority to manage and control the business and affairs of the Company.

         (b) Notwithstanding the provisions of Sections 6.01(a), 6.04 and 6.02(c), (i) until a Class B Member has received distributions (including deemed distributions) equal to the Class B Preference Amount, the Company may do any of the following only with the consent of such Class B Member:

                      (A) enter into, amend or waive any material rights of
             the Company under any material agreement between the Company and the Class A Member, Enron or any Affiliate of Enron;

                      (B) indemnify the Class A Member, Enron or any
             Affiliate of Enron or advance funds to the Class A Member, Enron or any Affiliate of Enron in accordance with Section 6.03; or

                      (C) settle any claim of the Company against the Class
             A Member, Enron or any Affiliate of Enron other than a claim of less than $250,000 in the aggregate or settle any claim by the Class A Member, Enron or any Affiliate of Enron against the Company other than claims aggregating less than $250,000 per annum; and

             (ii) the Company may do any of the following only with the consent of the Class B Members:

                      (A) engage in any business other than as described in
             Section 2.04;

                      (B) amend the Senior Loan Documents or the Subordinated
             Note Documents if, as a result thereof, the obligations or liabilities of any of the Class B Members (whether as guarantors, pledgors of security or otherwise) thereunder would be increased; or

                      (C) merge or consolidate with or into another limited
             liability company or other business entity, or enter into an agreement to do so;

provided, however, that if Investor fails to provide its consent to any action contemplated by Section 6.01(b)(ii)(C), at the election of the Class A Member, the Company may redeem, or the Class A

Member, Enron, an Affiliate of the Class A Member or Enron, or a third party designated by the Class A Member may purchase, the Membership Interest of Investor (and, at the election of the Class A Member, the Membership Interest of ECT) in accordance with Exhibit B.

         (c) The Class A Member shall have the right to request that the Class B Members grant any consent or approval or make any designation regarding the matters referred to in this Section 6.01, and any Class B Member may, but shall have no obligation to, grant its consent, approval or designation. In any request to another Member for its consent, approval or determination, the Class A Member may specify a response period that is reasonable and that ends no earlier than the 10th Business Day following the date on which the Member whose consent, approval or determination is sought receives the request as described in this Section 6.01(c). Each Class B Member agrees that in the event the Class A Member requests its consent, approval or determination regarding a matter, such Class B Member will respond within the response period specified in the notice. In the event the Class A Member follows such procedures and a Class B Member fails to respond within the response period specified in the notice given in accordance with this Section 6.01(c), the request of the Class A Member will be deemed to have been denied by such Class B Member. In the event the Class B Members grant a consent or approval or make a designation pursuant to this
Section 6.01(c), the Class A Member shall take action in a manner consistent, or refrain from taking action pursuant to this Agreement in a manner inconsistent, with such consent, approval or designation.

         (d) If requested by any Class B Member, the Company shall assert a claim it may have against Enron or any Affiliate of Enron.

         (e) No Member (other than the Class A Member) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

         (f) Any Person dealing with the Company, other than a Member, may rely on the authority of the Class A Member or the officers of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance with them, regard less of whether that action actually is taken in accordance with the provisions of this Agreement.

         (g)(i) For purposes of this provision, the following definitions apply:

         1.       "CalPERS fiduciary" means the individuals listed in Schedule
                  1. Investor reserves the right to amend this list, upon notice to the Contractor, and without amending this agreement.

         2. "Contractor" includes the Company, as well as its directors, officers and the persons specified on Schedule 2 (as well as the successors to such persons, collectively the "Reporting Parties").

         3. "Gift" means anything for which no corresponding consideration has been given, with a value over $10.

         4. "Political contribution" means a "contribution" as defined by the Political Reform Act (Cal. Gov. Code sec. 81000 et seq., sec. 82015), or any contribution made in connection with a CalPERS Board member election provided for in Cal. Gov. Code sec. 20090(g).

         (ii) By January 31 of each year that CalPERS is a Member, the Contractor (on behalf of itself and its directors, officers and the Reporting Parties) shall disclose in writing to the CalPERS Chief Executive Officer whether the Contractor provided, or was requested to provide, during the previous calendar year, any gifts or political or other contributions to a CalPERS fiduciary, or to a candidate for California State Treasurer or Controller. For each solicitation, the disclosure shall include the following information: the date of the solicitation; the name of the individual who made the solicitation; the amount solicited; the manner of solicitation; and the purpose of the solicitation. For gifts and contributions provided, the disclosure shall include: the nature of the item provided (gift or type of contribution); a brief description of the item provided; the approximate value; the date provided; and the recipient.

         (iii) The Company represents and warrants to Investor that the officers and directors of the Company and the Reporting Parties constitute all of the persons authorized to act for the Company with regard to its relationship with CalPERS. The Company agrees to amend or supplement Schedule 2 from time to time so long as CalPERS is a Member so that the officers and directors of the Company and the Reporting Parties continue to constitute all the persons authorized to act for the Company with regard to its relationship with CalPERS.

         6.02 STANDARDS OF PERFORMANCE AND CONFLICTS OF INTEREST. (a) Except as provided otherwise in this Agreement, the Class A Member (and Enron Capital Management II Limited Partnership, its general partner ("ECM")) shall manage the business and affairs of the Company and oversee the day-to-day management of the Company by the officers of the Company as provided in Section 6.01 in good faith and in accordance with prudent industry standards toward the best interests of the Company. Each of the Class A Member and ECM is liable for errors or omissions in performing its duties with respect to the Company only in the case of breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct, fraud or material breach of this Agreement, but not otherwise, IT BEING SPECIFICALLY AGREED THAT NEITHER OF THE CLASS A MEMBER NOR ECM IS LIABLE FOR ITS OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE. In no event shall the Class A Member or ECM be liable for any action or course of conduct approved or consented to by the Class B Members or any action or course of conduct based on a determination by the Class B Members, INCLUDING SPECIFICALLY MATTERS FOR WHICH THE CLASS A MEMBER OR ECM WOULD BE LIABLE IN THE ABSENCE OF THIS SECTION 6.02, SUCH AS ITS OWN SIMPLE, PARTIAL OR CONCURRENT NEGLIGENCE, absent a material misstatement or omission or fraud in obtaining the approval; provided, that notwithstanding the existence of a material misstatement or omission, in no event shall the Class A Member or ECM be liable for any such action or course of conduct if the Class A Member or ECM, as applicable, at the time of the Class B Members' consent, approval or determination, did not know of, and in the exercise of a standard of care not constituting bad faith, gross negligence, willful misconduct or fraud could not have known of, the material misstatement or omission. Each of the Class A Member and ECM shall devote such time and effort to the duties described in Section 6.01 as is necessary to promote fully the interests of the Company. In no event shall the provisions of this Section
6.02 relieve the Class A Member or ECM from liability pursuant to the provisions of any contract or transaction that may be entered into hereafter between the Company and the Class A Member.

         (b) A Member and its Affiliates may engage in, and possess interests in, other businesses, activities, ventures, enterprises and investments of any and every type and description (collectively, "Activities"), independently or with others, including Activities in competition with the Company and its subsidiaries, with no duty or obligation (express, implied, fiduciary or otherwise) (i) to refrain from engaging in such Activities, (ii) to offer the right to participate in such Activities to the Company, its subsidiaries, any other Member or any Affiliate of another Member, or (iii) to account to, or to share the results or profits of such Activities with, the Company, its subsidiaries, any other Member or any Affiliate of another Member; and any doctrines of non-competition, "company opportunity" or similar doctrines are hereby expressly disclaimed. Without limiting the generality of the foregoing, the Members recognize and agree that Enron and its Affiliates currently engage, and may engage in the future, in various Activities that are the same or similar to the Activities proposed to be engaged in by the Company and its subsidiaries.

         (c) The Company may, and may permit any direct or indirect subsidiary of the Company or other Person in which the Company owns, directly or indirectly, an equity interest to, transact business with (including entering into or modifying any contractual arrangements with) any Member or Affiliate of a Member, provided, that unless the Class A Member determines in its reasonable discretion that the loss of "qualifying facility" status under PURPA by the power plants in which the Company owns a direct or indirect interest would not materially adversely affect such facility, the Company or its Members, (i) the terms of any such transactions with the Class A Member or one of its Affiliates (including, for the purposes of this Section 6.02(c), Enron and any Affiliate thereof) are comparable to, or at least as favorable to the Company or the applicable subsidiary or other Person as, the terms of transactions at arms' length between unaffiliated parties and (ii) if the transaction is with Enron or any Affiliate thereof, the terms of the transaction have been approved by either
(A) Investor or (B) any Person that is (1) an equity interest holder in the subsidiary or other Person that is a party to such transaction and (2) not an "electric utility", "electric utility holding company", or a wholly or partially owned subsidiary of either, within the meaning of PURPA. Any transaction between the Company and a Member or its Affiliates that has been approved by the Class B Members after full disclosure shall be deemed to have satisfied the standard set forth in the previous sentence. Each Member hereby approves the entering into by the Company of each of the agreements with Affiliates of Enron listed on
Schedule 3. A Member or Affiliate that transacts business with the Company owes no duty to the Company or the other Members to exercise or to refrain from exercising in any particular manner its rights or powers as a participant in that transaction, including those arising under any contract with the Company, and (subject to the proviso in the first sentence of this Section 6.02(c)) such Member or such Affiliate of a Member may realize profits from that transaction.

         (d) The Class B Members acknowledge that the Class A Member, Enron and their respective Affiliates do not guarantee the performance of the Company or the Class A Member or ECM. In the absence of gross negligence, willful misconduct or fraud by the Class A Member or ECM in performing the duties described in Section 6.01, neither Enron nor any other Affiliate of Enron (other than the Class A Member and ECM) shall have any liability for the acts, omissions or
                                       26
courses of conduct of the Company or the Class A Member or ECM. As a result of the foregoing, Enron and its Affiliates (other than the Class A Member and ECM) shall have NO LIABILITY FOR THE SIMPLE, PARTIAL OR CONCURRENT NEGLIGENCE OF THE CLASS A MEMBER, ECM, ENRON OR ANY OF THEIR AFFILIATES in connection with the acts, omissions or courses of conduct of the Company or the Class A Member or ECM. Nothing herein shall prohibit a Class B Member or the Company from asserting valid claims other than as provided in this Section 6.02. In no event shall the provisions of this Section 6.02(d) relieve the Class A Member, ECM, Enron or any of their respective Affiliates from liability pursuant to the provisions of any contract or transaction that may be entered into hereafter between the Company and Enron or any of its Affiliates.

         (e) This Section 6.02 constitutes a modification and disclaimer of duties and obligations (express, implied, fiduciary or otherwise) with respect to the matters described in this Section 6.02, pursuant to Section 18-1101 of the Act. The Members agree that the provisions of this Section 6.02 are "express" and "conspicuous" for all purposes of applicable Law.

         6.03 INDEMNIFICATION. (a) To the fullest extent permitted by Law, the Company shall indemnify the officers of the Company and the Class A Member, ECM and their respective officers, directors, employees, agents and controlling Persons, and each Class B Member and its officers, directors, employees, agents and controlling Persons (each, an "Indemnified Person"), on request by the Indemnified Person, and hold each of them harmless from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney's fees) any of them may incur as an officer, a Member of the Company or as a controlling Person of such Member, in performing the obligations of an officer, the Class A Member or ECM with respect to the Company, or in exercising rights of a Class B Member, INCLUDING ANY MATTER ARISING OUT OF OR RESULTING FROM THE INDEMNIFIED PERSON'S OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE, except for any such loss, cost, liability, damage or expense primarily attributable to the Indemnified Person's breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct, fraud or material breach of this Agreement. If an Indemnified Person becomes involved in any action, proceeding or investigation with respect to which indemnity may be available under this Section 6.03, the Company may reimburse the Indemnified Person for its reasonable legal and other expenses (including the cost of investigation and preparation) as they are incurred, provided, that the Indemnified Person shall promptly repay to the Company the amount of any such expense paid if it is ultimately determined that the Indemnified Person was not entitled to indemnification hereunder. Any amounts payable in respect of indemnification hereunder shall be recoverable only from the assets of the Company.

         (b) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action with respect to which indemnity may be available under this Section 6.03, the Indemnified Person shall, if a claim in respect thereof is to be made against the Company under this Section 6.03, notify the Company in writing of the claim or the commencement of the action; provided, that the failure to notify the Company shall not relieve it from any liability which it may have to an Indemnified Person other than under this
Section 6.03 except to the extent that the Company is prejudiced thereby. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Company thereof, the Company shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from the Company to the Indemnified Person of its election to assume the defense of such claim or action, the Company shall not be liable to the Indemnified Person under this Sections 6.03 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, that all of the Indemnified Persons shall have the right to employ one counsel to represent them if, in the opinion of counsel to the Indemnified Persons (which, in the case of Investor, may be its internal counsel), there are available to them defenses not available to the Company and in that event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be required to indemnify an Indemnified Person with respect to amounts paid in settlement of a claim unless such claim was settled with the consent of the Company.

         6.04 OFFICERS; DAY-TO-DAY MANAGEMENT. (a) Officers of the Company may be appointed, and may be removed and replaced, by the Class A Member, and such officers shall have such titles, authority, duties and salary or other compensation, if any, as the Class A Member shall determine. Each officer shall hold office until his successor shall be duly designated or until his death or earlier resignation or removal. Any officer may resign as such at any time.

         (b) Subject to the policies and guidelines adopted by the Class A Member and the other restrictions set forth in this Agreement, the Company's officers shall have the full authority to and shall manage, control and oversee the day-to-day business and affairs of the Company and shall perform all other acts as are customary or incident to the management of such business and affairs, which will include the general and administrative affairs of the Company and the operation and maintenance of the Company's assets in accordance with annual budgets approved by the Class A Member and the other provisions of this Agreement.

         6.05 MONITORING REPRESENTATIVE. (a) To facilitate granting consents and approvals by Investor pursuant to Sections 6.01(b)(i)(A) and 6.02(c) (the "Affiliate Approvals"), Investor may designate, by notice to the Class A Member, a Person to serve as the Monitoring Representative. The duties of the Monitoring Representative shall be as separately agreed between Investor and the Monitoring Representative so designated. Prior to the appointment of the Monitoring Representative or the designation of a successor Monitoring Representative, Investor shall notify and shall consult with the Class A Member regarding the identity of any such Monitoring Representative. The Class A Member shall have no obligation to recognize or otherwise deal with any Monitoring Representative the appointment of which or whom the Class A Member reasonably believes would adversely affect the Company, and so notifies Investor in writing. After the Class A Member objects as provided in the foregoing sentence to the appointment of a Monitoring Representative, the Class A Member may deal solely with Investor as to all matters related to Investor's status as a Class B Member until the appointment of a substitute Monitoring Representative as to which or whom the Class A Member does not so object. A Monitoring Representative shall serve in that capacity until Investor notifies the Class A Member that such Person no longer serves in that capacity and either designates a replacement or indicates that no replacement will then be named.

         (b) The Monitoring Representative shall have the power to exercise those specific rights, responsibilities or decision making powers relating to Affiliate Approvals granted to Investor as a Class B Member under this Agreement as are designated by Investor to the Class A Member in writing from time to time. While a Monitoring Representative has been appointed and is acting, all references herein to a Class B Member shall, as it pertains to Investor, be deemed to be references to the Monitoring Representative in respect of each area as is designated by Investor by notice thereof to the Class A Member as herein provided. Any consent or approval relating to an Affiliate Approval given or made by the Monitoring Representative under this Agreement and consistent with the notice given by Investor as provided in this Section 6.05(b) shall bind Investor as a Class B Member without further act or inquiry, absent fraud or a material misstatement or omission in obtaining the consent and approval. If a Monitoring Representative is designated, the Company shall deliver notices with respect to Affiliate Approvals to the Monitoring Representative at the same time and in the same manner as notice is required to be given to Investor.


                                    ARTICLE 7
                                      TAXES

         7.01 TAX RETURNS. The Company shall prepare and timely file all federal, state and local tax returns required to be filed by the Company. The Company shall bear the costs of the preparation and filing of its returns.

         7.02 TAX ELECTIONS. The Company shall make and maintain the following elections for tax purposes:

              (a) to adopt the calendar year as the Company's taxable year;

              (b) to adopt the accrual method of accounting and to keep a set of the Company's books and records on such method for income tax purposes; and

              (c) any other election the Class A Member may deem appropriate.

         7.03 TAX MATTERS MEMBER. The Class A Member shall be the "tax matters partner" of the Company pursuant to Code Section 6231(a)(7) (the "Tax Matters Member"). Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.


                                    ARTICLE 8
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.01 MAINTENANCE OF BOOKS. The Company shall keep or cause to be kept at the principal office of the Company or at such other location the Company deems appropriate complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of its Members, and any other books and records that are required to be maintained by applicable Law.

         8.02 BANK ACCOUNTS. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Company. All withdrawals from any such depository shall be made only as authorized by the Company and shall be made only by check, wire transfer, debit memorandum or other written instruction.

                                    ARTICLE 9
                     DISSOLUTION, WINDING-UP AND TERMINATION

         9.01 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

              (a) the unanimous consent of the Members; or

              (b) entry of a decree of judicial dissolution of the Company under
         Section 18-802 of the Act.

         9.02 WINDING-UP AND TERMINATION. (a) On the occurrence of a Dissolution Event, the Class A Member shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the Class A Member shall continue to operate the Company's assets with the same power and authority it had prior to the Dissolution Event. The steps to be accomplished by the Class A Member are as follows:

              (i) as promptly as possible after dissolution and again after final winding up, the Class A Member shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

              (ii) the Class A Member shall discharge from the Company's funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any loans described in Section 4.04) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the Class A Member may reasonably determine); and

              (iii) all remaining assets of the Company shall be distributed to the Members as follows:

                    (A) the Class A Member may sell any or all the Company's
              assets, including to Members; and

                    (B) the Company's assets (including cash) shall be
              distributed among the Members in accordance with Section 5.02; provided, however, that no assets other than cash may be distributed to Investor without its consent.

         (b) The distribution of cash or other assets to a Member in accordance with the provisions of this Section 9.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's assets and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         9.03 CERTIFICATE OF CANCELLATION. On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to
Section 2.05, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.


                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.01 OFFSET. Whenever the Company is to pay any sum to any Member, any Capital Contributions that Member owes the Company may be deducted from that sum before payment.

         10.02 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission. A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A, or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         10.03 ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby and supersedes all provisions and concepts contained in all prior contracts or agreements (including the Original Agreement) between the Members with respect to the Company and the transactions contemplated hereby, whether oral or written.

         10.04 EFFECT OF WAIVER OR CONSENT. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

         10.05 AMENDMENT OR RESTATEMENT. This Agreement or the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by all of the Members.

         10.06 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

         10.07 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

         10.08 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         10.09 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the assets of the Company.

         10.10 CHARACTERIZATION OF INTERESTS. Interests in the Company are "securities" governed by Article 8 of the Uniform Commercial Code in effect from time to time in all jurisdictions where such Article 8 or equivalent provision is adopted.

         10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

CLASS A MEMBER:                 JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED
                                PARTNERSHIP

                                      By:   Enron Capital Management II Limited
                                            Partnership,
                                            its general partner

                                      By:   Enron Capital II Corp.,
                                            its general partner

                                      By: /s/ JEREMY M. BLACHMAN
                                         ---------------------------------------
                                              Jeremy M. Blachman
                                              Vice President

CLASS B MEMBERS:                ENRON CAPITAL & TRADE RESOURCES CORP.


                                      By: /s/ JEFFREY M. DONAHUE, JR.
                                         ---------------------------------------
                                              Jeffrey M. Donahue, Jr.
                                              Vice President

                                CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM


                                By: /s/ RICHARD J. HAYES
                                   ---------------------------------------------
                                Name:   Richard J. Hayes
                                     -------------------------------------------
                                Title:  Principal Investment Officer
                                      ------------------------------------------

                                    EXHIBIT A

                                     Members


--------------------------------------------------------------------------------


                                NAME AND ADDRESS

CLASS A MEMBER:
Joint Energy Development Investments II Limited Partnership
1400 Smith Street
Houston, Texas 77002
Attention:        Jeremy M. Blachman
                  Fax No. (713) 646-8174

With Copies To:

Enron Capital & Trade Resources Corp Legal
         Department
1400 Smith Street
Houston, Texas 77002
Attention:        Travis McCullough
                  Fax No. (713) 646-3393


Enron Capital & Trade Resources Corp.
Compliance Department
1400 Smith Street
Houston, Texas 77002
Attention:  Donna W. Lowry
                  Fax No. (713) 646-4039 or (713) 646-4996


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                Name and Address

CLASS B MEMBERS:

Enron Capital & Trade Resources Corp.
1400 Smith Street
Houston, Texas 77002
Attention:        W. David Duran
                  Fax No. (713) 646-8863

With Copies To:

Enron Capital & Trade Resources Corp Legal
         Department
1400 Smith Street
Houston, Texas 77002
Attention:        Travis McCullough
                  Fax No. (713) 646-3393

Enron Capital & Trade Resources Corp.
Compliance Department
1400 Smith Street
Houston, Texas 77002
Attention:  Donna W. Lowry
                  Fax No. (713) 646-4039 or (713) 646-4996

California Public Employees' Retirement System
Lincoln Plaza
400 "P" Street
Sacramento, California 92812-2749
Attention:        Senior Investment Officer
                  Fax No. (916) 558-4058

With copies to:

Jones, Day, Reavis & Pogue
555 West Fifth Street, Suite 4600
Los Angeles, California  90013-1025
Attention:     Dulcie D. Brand, Esq.
                      Fax No. (213) 243-2539



--------------------------------------------------------------------------------

                                    EXHIBIT B


                           GENERAL VALUATION PROCEDURE

   1. When any provision of the Agreement to which this Exhibit B is attached requires the value of a Membership Interest to be determined in accordance with this Exhibit B, the purchaser and the seller first shall negotiate in good faith in an effort to agree on the price of the Membership Interest to be purchased and sold. Regardless of the succeeding provisions of this Exhibit B, if the purchaser and the seller at any time agree on the price of the Membership Interest, that shall be the price. As used in this Exhibit B, the term "seller" means the Class B Members or other holders of the applicable Membership Interest.

   2. At any time on or after the 15th day following the notice that a Member desires to commence good faith negotiations under paragraph 1 above, provided the purchaser and the seller have not yet agreed on the price, the Person desiring to purchase or sell (the "first party") may elect to have the price determined by appraisal under this Exhibit B by notifying the other party, which notice must state that the first party is electing to have the price determined by appraisal under this Exhibit B and designating an appraiser. On or before the 15th day following the notice electing to have an appraisal, the other party may agree to the appraiser nominated by the first party or designate a second appraiser by notice to the first party. The appraisers so designated shall attempt to agree on a third appraiser, but if they fail so to agree on or before the 15th day following the notice designating the second appraiser, either appraiser may request the American Arbitration Association, New York, New York to designate the third appraiser, and any appraiser so designated shall act as the third appraiser. If the party receiving the initial notice of election to have the price determined by appraisal does not notify the first party of a second appraiser, then all determinations will be made by the single appraiser designated by the first party. For any designation of an appraiser to be valid, the appraiser designated (a) must be recognized investment banking firm or an appraiser with experience in the operation and valuation of U.S. electric generation assets, (b) unless the purchaser and the seller consent in writing otherwise, may not be or be employed by any Member or Affiliate of a Member or any Person transacting a significant portion of its business with any Member or Affiliate of a Member, and (b) must agree in writing to abide by the confidentiality restrictions set forth in Section 3.06 as if that appraiser were a Member.

   3. If any appraiser, once designated, ceases to serve (whether due to resignation, death, incapacity, or other cause), the Persons designating that appraiser shall appoint a substitute; provided, however, that if that appraiser had been functioning as a single appraiser, that designation shall be treated as an initial designation under the first sentence of paragraph 2 and entitles the other party to designate a second appraiser and further appraisal to be conducted by three appraisers in accordance with paragraph 2.

   4. Each appraiser shall determine the fair market value of the Company assets, net of any liabilities with respect thereto and the fair market value of the Membership Interest based thereon, taking into account (if applicable) the right of the holder of such Membership Interest to participate in future Company distributions and based on the following assumptions:

         (a) no further Capital Contributions (other than for working capital) will be made;

         (b) the Class A Member will not be obligated to make advances under Section 4.04 or to pay liabilities of the Company;

         (c)      the Company will remain a going concern; and

         (d) such assumptions and predictions about discount rates, interests rates, costs, prices and other matters as the purchaser and the seller may establish in writing or as the appraiser may deem appropriate.

   5. The Company and the Class A Member shall allow each appraiser such access to information about the Company as the appraiser deems necessary.

   6. Each appraiser shall complete his calculation of the amount referred to in paragraph 4 or 5 above, as applicable, as soon as reasonably possible and shall use all reasonable efforts to do so on or before the 30th day following the designation of the last appraiser (or if there is one appraiser, the expiration of the period during which a second appraiser could have been designated). Each appraiser shall report his calculation of such amount to the purchaser, the seller, and each other appraiser on a single date agreed to by the appraisers, but in any event on or before the 45th day following the designation of the last appraiser (or, if there is one appraiser, the expiration of the period during which a second appraiser could have been designated).

   7. If there is only one appraiser, the price for the Membership Interest shall be the amount determined by that appraiser in accordance with paragraph 4 or 5, as the case may be. If there are three appraisers, the price for the Membership Interest shall be the median appraisal. If an appraisal is expressed as a range, the mid-point of the range shall be deemed the appraisal. The determination of the appraisers shall be final and binding on the purchaser, the seller, all Members, and the Company and shall be considered to have been determined as of the time the report(s) are given under paragraph 6 above.

   8. The Company shall pay all costs and expenses of the appraisers.

                                    EXHIBIT C

                   CERTIFICATE EVIDENCING MEMBERSHIP INTEREST
                         IN A LIMITED LIABILITY COMPANY



------                                                                          -------------------
NUMBER                                                                          MEMBERSHIP INTEREST
                                                                                     CLASS A
001                               EAST COAST POWER L.L.C.                        90% SHARING RATIO
------                                                                          -------------------

   THIS CERTIFICATE IS     A LIMITED LIABILITY COMPANY UNDER THE
      TRANSFERABLE            LAWS OF THE STATE OF DELAWARE
  IN NEW YORK, NEW YORK




THIS CERTIFIES THAT Joint Energy Development Investments II Limited Partnership is the owner of a Class A Membership Interest representing a 90% Sharing Ratio (the "Membership Interest") in East Coast Power L.L.C. (hereinafter referred to as the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The designations, preferences and relative participating, optional or other special rights, powers and duties of the Membership Interest are set forth in, and this Certificate, and the Membership Interest represented hereby, is issued and shall in all respects be subject to all of the provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the "Company Agreement"). Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 1400 Smith Street, Houston, Texas 77002. Capitalized terms used but not defined herein shall have the meaning given them in the Company Agreement.

   The holder hereof, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) given the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

   THE OFFERING, SALE AND DELIVERY OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND THUS NEITHER SUCH MEMBERSHIP INTEREST NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER SUCH LAWS OR IN THE OPINION OF COUNSEL TO THE COMPANY THE DISPOSITION IS BEING MADE PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER SUCH LAWS. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH

IN SECTION 3.03 OF THE COMPANY AGREEMENT AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE OR HYPOTHECATION COMPLIES WITH THE TERMS OF SUCH AGREEMENT.

   Witness the signature of the duly authorized representative of the Company.

                   By: Joint Energy Development Investments II Limited Partnership, its Class A Member

                            By: Enron Capital Management II Limited Partnership,
                                General Partner

                                  By: Enron Capital II Corp., General Partner

                                        By:
                                           -------------------------------------
                                              Jeremy Blachman
                                              Vice President
Dated:  February __, 1999

                             EAST COAST POWER L.L.C.

   The Company will furnish without charge to each Member who so requests a statement of the designations, preferences and relative participating, optional or other special rights, powers and duties relating to the Membership Interest. Any such request should be made to the Secretary of the Company at its principal place of business.

   For Value Received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

[                                      ]
--------------------------------------------------------------------------------
    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE,
                                  OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
of the Membership Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer said Membership Interest on the books of the within-named Company with full power of substitution in the premises.


Dated
     ----------------------


                                   ---------------------------------------------

                                   ---------------------------------------------
                                   NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                                            MUST CORRESPOND WITH THE NAME(S) AS
                                            WRITTEN UPON THE FACE OF THE
                                            CERTIFICATE IN EVERY PARTICULAR,
                                            WITHOUT ALTERATION OR ENLARGEMENT OR
                                            ANY CHANGE WHATSOEVER.

                                   SIGNATURE(S) GUARANTEED:



                                   ---------------------------------------------
                                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                   ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                   AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                   APPROVED SIGNATURE GUARANTEE MEDALLION
                                   PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                   CERTIFICATE EVIDENCING MEMBERSHIP INTEREST
                         IN A LIMITED LIABILITY COMPANY




------                                                                                                 -------------------
NUMBER                                                                                                 MEMBERSHIP INTEREST
                                                                                                             CLASS B
002                                                EAST COAST POWER L.L.C.                              5% SHARING RATIO
------                                                                                                 -------------------

   THIS CERTIFICATE IS                      A LIMITED LIABILITY COMPANY UNDER THE
       TRANSFERABLE                             LAWS OF THE STATE OF DELAWARE
  IN NEW YORK, NEW YORK



THIS CERTIFIES THAT Enron Capital & Trade Resources Corp. is the owner of a Class B Membership Interest representing a 5% Sharing Ratio (the "Membership Interest") in East Coast Power L.L.C. (hereinafter referred to as the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The designations, preferences and relative participating, optional or other special rights, powers and duties of the Membership Interest are set forth in, and this Certificate, and the Membership Interest represented hereby, is issued and shall in all respects be subject to all of the provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the "Company Agreement"). Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 1400 Smith Street, Houston, Texas 77002. Capitalized terms used but not defined herein shall have the meaning given them in the Company Agreement.

   The holder hereof, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) given the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

   THE OFFERING, SALE AND DELIVERY OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND THUS NEITHER SUCH MEMBERSHIP INTEREST NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER SUCH LAWS OR IN THE OPINION OF COUNSEL TO THE COMPANY THE DISPOSITION IS BEING MADE PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER SUCH LAWS. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH

IN SECTION 3.03 OF THE COMPANY AGREEMENT AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE OR HYPOTHECATION COMPLIES WITH THE TERMS OF SUCH AGREEMENT.

   Witness the signature of the duly authorized representative of the Company.

                   By: Joint Energy Development Investments II Limited Partnership, its Class A Member

                            By: Enron Capital Management II Limited Partnership,
                                General Partner

                                  By: Enron Capital II Corp., General Partner

                                        By:
                                           -------------------------------------
                                              Jeremy Blachman
                                              Vice President

Dated:  February __, 1999

                             EAST COAST POWER L.L.C.

   The Company will furnish without charge to each Member who so requests a statement of the designations, preferences and relative participating, optional or other special rights, powers and duties relating to the Membership Interest. Any such request should be made to the Secretary of the Company at its principal place of business.

   For Value Received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

[                                      ]
--------------------------------------------------------------------------------
    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE,
                                  OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
of the Membership Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer said Membership Interest on the books of the within-named Company with full power of substitution in the premises.


Dated
     ----------------------


                                   ---------------------------------------------

                                   ---------------------------------------------
                                   NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                                            MUST CORRESPOND WITH THE NAME(S) AS
                                            WRITTEN UPON THE FACE OF THE
                                            CERTIFICATE IN EVERY PARTICULAR,
                                            WITHOUT ALTERATION OR ENLARGEMENT OR
                                            ANY CHANGE WHATSOEVER.

                                   SIGNATURE(S) GUARANTEED:



                                   ---------------------------------------------
                                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                   ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                   AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                   APPROVED SIGNATURE GUARANTEE MEDALLION
                                   PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                   CERTIFICATE EVIDENCING MEMBERSHIP INTEREST
                         IN A LIMITED LIABILITY COMPANY




------                                                                                                -------------------
NUMBER                                                                                                MEMBERSHIP INTEREST
                                                                                                              CLASS B
003                                               EAST COAST POWER L.L.C.                              5% SHARING RATIO
------                                                                                                -------------------

   THIS CERTIFICATE IS                     A LIMITED LIABILITY COMPANY UNDER THE
       TRANSFERABLE                            LAWS OF THE STATE OF DELAWARE
  IN NEW YORK, NEW YORK


THIS CERTIFIES THAT the California Public Employees' Retirement System is the owner of a Class B Membership Interest representing a 5% Sharing Ratio (the "Membership Interest") in East Coast Power L.L.C. (hereinafter referred to as the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The designations, preferences and relative participating, optional or other special rights, powers and duties of the Membership Interest are set forth in, and this Certificate, and the Membership Interest represented hereby, is issued and shall in all respects be subject to all of the provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the "Company Agreement"). Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 1400 Smith Street, Houston, Texas 77002. Capitalized terms used but not defined herein shall have the meaning given them in the Company Agreement.

   The holder hereof, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) given the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

   THE OFFERING, SALE AND DELIVERY OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND THUS NEITHER SUCH MEMBERSHIP INTEREST NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER SUCH LAWS OR IN THE OPINION OF COUNSEL TO THE COMPANY THE DISPOSITION IS BEING MADE PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER SUCH LAWS. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH

IN SECTION 3.03 OF THE COMPANY AGREEMENT AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE OR HYPOTHECATION COMPLIES WITH THE TERMS OF SUCH AGREEMENT.

   Witness the signatures of the duly authorized representative of the Company.

                   By: Joint Energy Development Investments II Limited Partnership, its Class A Member

                            By: Enron Capital Management II Limited Partnership,
                                General Partner

                                  By: Enron Capital II Corp., General Partner

                                        By:
                                           -------------------------------------
                                              Jeremy Blachman
                                              Vice President
Dated:  February __, 1999

                             EAST COAST POWER L.L.C.

   The Company will furnish without charge to each Member who so requests a statement of the designations, preferences and relative participating, optional or other special rights, powers and duties relating to the Membership Interest. Any such request should be made to the Secretary of the Company at its principal place of business.


   For Value Received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

[                                      ]
--------------------------------------------------------------------------------
    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE,
                                  OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
of the Membership Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer said Membership Interest on the books of the within-named Company with full power of substitution in the premises.


Dated
     ----------------------


                                   ---------------------------------------------

                                   ---------------------------------------------
                                   NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                                            MUST CORRESPOND WITH THE NAME(S) AS
                                            WRITTEN UPON THE FACE OF THE
                                            CERTIFICATE IN EVERY PARTICULAR,
                                            WITHOUT ALTERATION OR ENLARGEMENT OR
                                            ANY CHANGE WHATSOEVER.

                                   SIGNATURE(S) GUARANTEED:



                                   ---------------------------------------------
                                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                   ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                   AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                   APPROVED SIGNATURE GUARANTEE MEDALLION
                                   PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                   Schedule 1

                CalPERS Alternative Investment Management Program
                               List of Fiduciaries
                                    (1/7/99)

The CalPERS Board of Administration (Board) requires firms that do, or seek to do, business for gain with CalPERS to disclose whether they have made political contributions to, or were solicited for contributions from, "CalPERS fiduciaries." As of the date of this list, the following people are covered by this policy, as it relates to investment transaction decisions:

Current Board Members
---------------------

Ronald L. Alvarado            Michael T. Flaherman
Phil Angelides                Marty Morgenstern
Robert F. Carlson             Michael Quevedo, Jr.
Thomas J. Clark               William B. Rosenberg
Kathleen Connell              Joseph A. Thomas
William D. Crist              Charles P. Valdes
Rob Feckner


Current Board Alternates
------------------------

Fred R. Buenrostro            Christine C. Drevalas
Julie Bornstein               Ted White
Timothy Cromartie


Executive Staff
---------------

James E. Burton, Chief Executive Officer
James H. Gomez, Deputy Executive Officer
Robert Aguallo, Assistant Executive Officer
Vincent P. Brown, Assistant Executive Officer
Kayla J. Gillan, General Counsel
Barbara Hegdal, Assistant Executive Officer
Patricia K. Macht, Chief, Public Affairs
Sheryl K. Pressler, Chief Investment Officer
Ronald L. Seeling, Chief Actuary
Margaret T. Stanley, Assistant Executive Officer
Robert D Walton, Assistant Executive Officer

Senior Management
-----------------

Bob L. Boldt                  Ron Kraft
Thomas A. Britting            Jeff Lung
Jack R. Corrie                Kenneth W. Marzion
Tom Fischer                   David A. Mullins
Tim Garza                     Chris Nishioka
Barry J. Gonder               Michael J. Ogata
Pat Harris                    Tom Pettey
Mitzi Higashidani             Steve Phillips
Linda Hoff                    Anne Stausboll
Bryant Hughes                 Fred Steinmetz
Guy F. Jaquier                Janet Toney
Gary M. Jones                 Casey L. Young
Michael W. Koester
John A. Korach

                                   Schedule 2

                                Reporting Parties


Enron Corp.
-----------

Kenneth L. Lay                Chairman and Chief Executive Officer

Jeffrey K. Skilling           President and Chief Operating Officer

Richard A. Causey             Senior Vice President and Chief Accounting & Information Officer

Andrew S. Fastow              Senior Vice President and Chief Financial Officer

Kenneth D. Rice               Chairman and Chief Executive Officer - ECT North America

Kevin P. Hananon              President and Chief Operating Officer - ECT North America

Gene Humphrey                 Vice Chairman - ECT North America

Rebecca P. Mark               Vice Chairman - Enron

Mark E. Frevert               Chairman and Chief Executive Officer - ECT Europe and Enron Europe Ltd.

Richard B. Buy                Senior Vice President and Chief Risk Officer

Jeffrey McMahon               Senior Vice President, Finance and Treasurer



Enron Covered Entities
----------------------
Kenneth D. Rice               Chairman and Chief Executive Officer - ECT North America

Kevin P. Hannon               President and Chief Operating Officer - ECT North America

Gene Humphrey                 Vice Chairman - ECT North America

Jere Overdyke                 President - Merchant Finance

David W. Delainey             Managing Director - ECT

W. Craig Childers             Managing Director - ECT

Timothy J. Detmering          Vice President - ECT

Monte Gleason                 Vice President - ECT

Eric Gonzales                 Vice President - ECT

John C. Gorman                Vice President - ECT

Jay Fitzgerald                Vice President - ECT

Kyle Kitagawa                 Vice President - ECT

James R. McBride              Vice President - ECT

Mario M. Yzaguirre            Vice President - ECT

Matthew Scrimshaw             Vice President - ECT

John Cleveland                Vice President - ECT

Steve Horn                    Vice President - ECT

Robert Greer                  Vice President - ECT

Kevin Garland                 Vice President - ECT

Jaime Alatorre                Vice President - ECT

Jempy Neyman                  Vice President - ECT

Michael J. Beyer              Vice President - ECT

Jeffery M. Donahue            Vice President - ECT

W. David Duran                Vice President - ECT

Jeremy Blachman               Vice President




East Coast Power Officers
-------------------------

Joseph M. Bollinger           Co-President

Ross D. Ain                   Co-President

Colin Harper                  Vice President - ECT

Schedule 3

Initial Approved Contracts


1. $250,000,000 Credit and Subordination Agreement dated as of February 4, 1999 between the Company and Enron.

2. Stock Purchase Agreement dated as of February 4, 1999 between the Company and Enron.

3. Subordinated Promissory Note dated February 4, 1999 in the original principal amount of $250,000,000 from the Company in favor of Enron.

4.      Sublease dated as of February 4, 1999 between the Company and Enron.